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                                                                      EXHIBIT 11

                    COMPUCOM SYSTEMS, INC. AND SUBSIDIARIES

                Exhibit 11 - Computation of Per Share Earnings

                   (In thousands, except per share amounts)

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                                                   Three months ended
                                                        March 31,
                                                ------------------------
                                                  1995            1994
                                                ---------      ---------
                                                       (unaudited)
Primary earnings per common share
- - - - - ---------------------------------

Net earnings                                    $  3,835       $  2,765
Preferred dividend                                  (300)
                                                --------       --------
                                                   3,535       $  2,765
                                                ========       ========

Average common shares outstanding                 33,900         32,479
Average common share equivalents:
 Options                                           1,740          3,017
 Warrants                                             74            453
                                                --------       --------

Average number of common shares and
 common share equivalents outstanding             35,714         35,949
                                                ========       ========

Primary earnings per common share                  $ .10          $ .08
                                                ========       ========

Fully diluted earnings per common share
- - - - - ---------------------------------------

Primary net earnings                            $  3,835       $  2,765
Preferred dividend                                  (300)
Interest expense, net of income tax expense          250            250
                                                --------       --------
                                                $  3,785       $  3,015
                                                ========       ========

Average number of common shares and
 common share equivalents outstanding             35,714         35,949

Additional shares issuable                         8,409          8,417
                                                --------       --------

Average number of common shares
 assuming full dilution                           44,123         44,366
                                                ========       ========

Fully diluted earnings per common share            $ .09          $ .07
                                                ========       ========

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